                                                                      EXHIBIT QQ
                                                              Page 1 of 50 Pages

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 6)

                            LIVE ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                  538032 10 3
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                                 (CUSIP Number)

                              Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
--------------------------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                August 10, 1994
--------------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [_]

(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13D-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 2 of 50 Pages
          -----------

1.  NAME OF REPORTING PERSON S.S. OR IRS
    IDENTIFICATION NO. OF ABOVE PERSON
    Pioneer Electronic Corporation
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]

    ----------------------------------------------------------------------------

3.  SEC USE ONLY

    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*

    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS             [_]
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
      Japan
    ----------------------------------------------------------------------------

NUMBER OF         7.  SOLE VOTING POWER  9,276,597
                                        ----------------------------------------
SHARES
BENEFICIALLY      8.  SHARED VOTING POWER   0
                                          --------------------------------------
OWNED BY
EACH              9.  SOLE DISPOSITIVE POWER  9,276,597
                                             -----------------------------------
REPORTING
PERSON WITH      10.  SHARED DISPOSITIVE POWER   0
                                               ---------------------------------

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      9,276,597
    ----------------------------------------------------------------------------

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN
     ROW (11) EXCLUDES CERTAIN SHARES*                        [_]

    ----------------------------------------------------------------------------

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      53.5%
    ----------------------------------------------------------------------------

14.  TYPE OF REPORTING PERSON*
      CO
    ----------------------------------------------------------------------------

---------------------

*  SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 3 of 50 Pages
          -----------

1.  NAME OF REPORTING PERSON S.S. OR IRS
     IDENTIFICATION NO. OF ABOVE PERSON
     Pioneer North America, Inc.
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]

    ----------------------------------------------------------------------------

3.  SEC USE ONLY

    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*

    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
     IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)            [_]

    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
      Delaware
    ----------------------------------------------------------------------------

NUMBER OF         7.  SOLE VOTING POWER  9,276,597
                      ----------------------------------------------------------
SHARES
BENEFICIALLY      8.  SHARED VOTING POWER   0
                      ----------------------------------------------------------
OWNED BY
EACH              9.  SOLE DISPOSITIVE POWER  9,276,597
                      ----------------------------------------------------------
REPORTING
PERSON WITH      10.  SHARED DISPOSITIVE POWER   0
                      ----------------------------------------------------------

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      9,276,597
     ---------------------------------------------------------------------------

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN
     ROW (11) EXCLUDES CERTAIN SHARES*                     [_]

     ---------------------------------------------------------------------------

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     53.5%
     ---------------------------------------------------------------------------

14.  TYPE OF REPORTING PERSON*
      CO
     ---------------------------------------------------------------------------


------------------------------

     *  SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                         Page 4 of 50 Pages
          -----------

1.  NAME OF REPORTING PERSON S.S. OR IRS
     IDENTIFICATION NO. OF ABOVE PERSON
     Pioneer LDCA, Inc.
    ----------------------------------------------------------------------------

2.  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                       (b) [X]

    ----------------------------------------------------------------------------

3.  SEC USE ONLY

    ----------------------------------------------------------------------------

4.  SOURCE OF FUNDS*

    ----------------------------------------------------------------------------

5.  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
    IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)             [_]

    ----------------------------------------------------------------------------

6.  CITIZENSHIP OR PLACE OF ORGANIZATION
      Delaware
    ----------------------------------------------------------------------------

NUMBER OF         7.  SOLE VOTING POWER  9,276,597
                      ----------------------------------------------------------
SHARES
BENEFICIALLY      8.  SHARED VOTING POWER   0
                      ----------------------------------------------------------
OWNED BY
EACH              9.  SOLE DISPOSITIVE POWER  9,276,597
                      ----------------------------------------------------------
REPORTING
PERSON WITH      10.  SHARED DISPOSITIVE POWER   0
                      ----------------------------------------------------------

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      9,276,597
     ---------------------------------------------------------------------------

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN
     ROW (11) EXCLUDES CERTAIN SHARES*                     [_]

     ---------------------------------------------------------------------------

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
     53.5%
     ---------------------------------------------------------------------------

14.  TYPE OF REPORTING PERSON*
      CO
     ---------------------------------------------------------------------------

---------------------------

*    SEE INSTRUCTIONS BEFORE FILLING OUT!

          This Statement constitutes Amendment No. 6 to the Schedule 13D, dated July 3, 1990, as amended by Amendment No. 1 dated March 24, 1992, as amended by Amendment No. 2 dated June 12, 1992, as amended by Amendment No. 3 dated March 30, 1993, as amended by Amendment No. 4 dated October 28, 1993, and as amended by Amendment No. 5 dated March 31, 1994 (collectively, the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI") and Pioneer LDCA, Inc., a Delaware corporation ("PLI") with respect to the shares of the common stock, par value $.01 per share (the "Shares" or "Common Stock"), of LIVE Entertainment Inc., a Delaware corporation (the "Company"). PEC, PNAI and PLI are sometimes collectively referred to herein as the "Reporting Persons." All capitalized terms not otherwise defined herein shall have the meanings given to them in the
     Schedule 13D.

          1. Item 3 of the Schedule 13D is hereby amended by adding the following:

               Pursuant to the terms of the Certificate of Designations, Preferences and Rights of the Series C Stock (included as Exhibit C to the
     Schedule 13D), accrued but unpaid interest of $978,255 has been added to the original Series C Stock liquidation preference entitling the Reporting Persons to an additional 321,266 Conversion Shares above the 4,926,108 Conversion Shares previously reported. No additional consideration was paid for such Shares.

          2.   Item 4 of the Schedule 13D is amended by adding the following:

               On August 12, 1994, the Company and Carolco announced that they had signed a definitive merger agreement to enter into a tax free business combination ("Merger"). Pursuant to such Merger each holder of Carolco Common Stock will receive one share of newly issued Common Stock of the Company for each 5.5 shares of Carolco Common Stock (subject to adjustment under certain circumstances). The Merger has been approved by the Boards of Directors of each of the Company and Carolco. The Merger is subject to a number of conditions, including, but not limited to, certain regulatory approvals, the redemption of the Company's Series B Preferred Stock, certain amendments to various public and private securities of the Company, approval by the non-affiliated stockholders of the Company and Carolco, the availability of ongoing financing commitments prior to the Merger and other customary closing conditions.

               In addition, PLI entered into an Investor Representation Agreement, dated August 10, 1994 (the "Pioneer Representation Agreement"), with the Company, Carolco and Carolco Acquisition Corp. ("Acquisition Corp.") pursuant to which PLI agreed, among other things, (i) that prior to the effective date of the Merger it would not sell or transfer any securities of Carolco or the Company beneficially owned by it or grant any proxy with respect thereto, and (ii) agreed to vote all securities of Carolco and the Company

                              Page 5 of 50 Pages
     beneficially owned by it in favor of the Merger and the transactions contemplated thereby.

               In addition, PLI entered into a Stockholders Agreement with Cinepole, RCS BV, MGM Holdings and New CIBV (the "LIVE Stockholders Agreement") to address certain matters upon consummation of the Merger.

          3. Item 5(a) of the Schedule 13D is hereby amended in its entirety as follows:

               (a) PEC and PNAI may be deemed to beneficially own indirectly through PLI and PLI directly owns (i) 144,000 Shares of Common Stock, (ii) 15,000 shares of Series C Stock, which are presently convertible into 5,247,374 Shares of Common Stock (the "Conversion Shares") and (iii) 3,885,223 Shares of Common Stock. As a result, the Reporting Persons beneficially own 9,276,597 Shares which represent approximately 53.5% of the 17,340,984 Shares that would be outstanding if the 5,247,374 Conversion Shares were added to the 12,093,610 Shares outstanding reported by the Company to the Reporting Persons as of June 30, 1994.

               PNAI, by virtue of its ownership of all of the outstanding shares of capital stock of PLI, may be deemed to beneficially own the Shares beneficially owned by PLI. PEC, by virtue of its ownership of all of the outstanding shares of capital stock of PNAI may also be deemed to beneficially own all of the Shares beneficially owned by PLI.

          4. Item 5(b) of the Schedule 13D is hereby amended in its entirety as follows:

               (b) PLI has the power to vote or direct the voting of, or to dispose or direct the disposition of, the 9,276,597 Shares it owns or has the right to acquire. PNAI, by virtue of its ownership of all of the outstanding shares of capital stock of PLI, and PEC, by virtue of its ownership of all of the outstanding shares of capital stock of PNAI, also may be deemed to have the sole power to vote. and dispose of the Shares which PLI owns or has the right to acquire. Other than as set forth in the LIVE Stockholders Agreement referred to in Items 4 and 6, there are no agreements with other parties to either vote or to act in concert with respect to the Company.

          5.   Item 6 is amended by adding the following:

               (i) The Pioneer Representation Agreement was entered into between PLI, the Company, Carolco and Acquisition Corp., pursuant to which, among other things, PLI agreed to vote its shares of Carolco and Company securities in favor of the Merger. A copy of the Pioneer Representation Agreement is attached hereto as Exhibit BB and is incorporated herein by reference.

               (ii) The LIVE Stockholders Agreement, a copy of which is attached hereto as Exhibit DD and is incorporated herein by reference.

                              Page 6 of 50 Pages

          6.   Item 7 is amended by adding the following:

               Exhibit BB - Pioneer Investor Representation Agreement, dated August 10, 1994, between PLI, the Company and Carolco.

               Exhibit CC -  Press Release, dated August 12, 1994.

               Exhibit DD -  LIVE Stockholders Agreement, dated August 10, 1994.

                              Page 7 of 50 Pages

                                   SIGNATURE
                                   ---------


          After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

     Dated:   August 19, 1994


                                      PIONEER ELECTRONIC CORPORATION


                                      By:  /s/ Ronald N. Stone
                                           -------------------
                                         Name:  Ronald N. Stone
                                         Title:  Attorney-in-Fact



                                      PIONEER NORTH AMERICA, INC.


                                      By:  /s/ Ronald N. Stone
                                           -------------------
                                         Name:  Ronald N. Stone
                                         Title:  Attorney-in-Fact



                                      PIONEER LDCA, INC.


                                      By:  /s/ Ronald N. Stone
                                           -------------------
                                         Name:  Ronald N. Stone
                                         Title:  Attorney-in-Fact


                              Page 8 of 50 Pages